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                                                                 EXHIBIT 99.1

[LAZARD FRERES REAL ESTATE
INVESTORS, L.L.C.
LETTERHEAD]


September 30, 1997


The Board of Directors
ARV Assisted Living, Inc.
245 Fischer Avenue D-1
Costa Mesa, Ca 92626

Gentlemen:

         Lazard Freres Real Estate Investors, L.L.C. ("LFREI") is a party to a Stockholders Agreement (the "Stockholders Agreement") with ARV Assisted Living, Inc. (the "Company") dated as of July 14, 1997, pursuant to which, among other matters, LFREI agreed not to own any equity interest in any public or private company, the principal business of which is the ownership, management, operation and development of assisted living facilities (the "Non-Compete Covenant"), unless 75% of the members of the Board of Directors of the Company (other than the Investor Nominees (as such term is defined in the Stockholder Agreement)) have consented to such ownership, (the "Required Board Approval").

         As you know, LFREI is considering making an investment in Kapson Senior Quarters, Corp. (the "Kapson Investment"). The purpose of this letter is to request a waiver from the Non-Compete Covenant specified in Section 5.1 of the Stockholders Agreement with respect to the potential Kapson transaction. It is our intention and we acknowledge your reliance on this intention in granting the waiver contemplated hereby, to cause Kapson to enter into the following arrangement.

         As consideration for the agreement by the Board of Directors to waive the Non-Compete Covenant with respect to the proposed Kapson Investment, effective as of obtaining the Required Board Approval, in the form attached hereto as Exhibit A, and the receipt by the Company of the required shareholder approval to increase LFREI's investment in the Company up to 49.9%, in the event LFREI consummates the Kapson transaction, LFREI agrees to the following (each of which shall terminate at (i) the time of a Termination Event (as defined in the Stockholder's Agreement) or (ii) the time LFREI and its affiliates collectively own less than 10% of the stock of Kapson):

         1. Consent Rights: After the closing of the Kapson Investment, LFREI will not permit Kapson to and will cause Kapson to enter into an agreement with ARV under which Kapson will agree not to, enter into any new developments or acquisitions (other than those in its pipeline at the closing of the Kapson Investment as disclosed in a schedule to be delivered at the time) without the written consent of a majority of the independent non-LFREI affiliated or





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appointed members of the ARV Board of Directors, which consent may be withheld at the sole discretion of those directors.

         2. Right of First Offer: Without limiting the foregoing, ARV will have a first right to negotiate management, lease and/or purchase arrangements on terms commercially reasonable to both parties on any new developments or acquisitions by Kapson, each right to be exercised by ARV before Kapson enters into binding site contracts.

         3. Existing Facilities and Developments: LFREI will seek in good faith to negotiate with ARV for, leasing or management agreements, on commercially reasonable and customary terms, of all existing or planned facilities of Kapson including those in the above-described "pipeline" (the "Existing Asset Option"). LFREI agrees it will not enter into or permit Kapson or any of their respective affiliates to enter into leasing or management arrangements on the existing facilities (excluding sale leasebacks, so long as such sale leasebacks would permit ARV to sublease or manage such facilities) other than with ARV or controlled affiliates of Kapson.

         ARV will have the option to sell development assets to Kapson at fair market value with the right to leaseback the assets on terms as described herein providing fair compensation to both parties.

         4. Option: LFREI will grant to ARV (or to its shareholders, the selection to be made at ARV's option provided mutual agreement of ARV and LFREI that such purchase by ARV directly will not adversely affect Kapson's tax and accounting status) the right to acquire from LFREI shares representing up to 19.9% of the stock of Kapson at the pro rata amount of LFREI's all-in cost (defined as LFREI's total equity investment in Kapson at the close of the Kapson Investment including reasonable capital carrying costs relating to the Kapson Investment) for a period of 30 days after the later of the completion of the Kapson Investment or second closing of the LFREI Investment in ARV as defined in the Stock Purchase Agreement dated July 14, 1997, between LFREI and ARV (and, if ARV elects to have its shareholders exercise this option, 30 days after a registration statement is declared effective with respect to the option). The term of this option will not extend beyond the timing described in this paragraph despite LFREI's ongoing ownership of Kapson.

         5. Joint Venture: LFREI will explore a joint venture arrangement, on commercially reasonable terms, between the Company and Kapson which would house top corporate management of both firms to achieve economies of scale. The management company would be jointly owned by the Company and Kapson. Development personnel and activities would in all likelihood remain at Kapson. Operating personnel and home health care would in all likelihood remain at ARV. Savings resulting from this alliance will be shared by the two companies. LFREI will also explore having Kapson acquire ARV's development projects.

         6. Press Releases: The Company and LFREI will have the right to review and comment on all press releases, regarding the foregoing arrangements for a period from the date hereof. No such press releases regarding the foregoing arrangements shall be made without the written consent of the Company and LFREI.



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         7. Public Disclosures: The Company will have the right to review and comment on all public disclosures (e.g., proxy material, 10-K) regarding the foregoing arrangements for a period from the date hereof through six months following the close of the Kapson Investment. No such statement in the public disclosures regarding the foregoing arrangements, shall be made without the written consent of the Company, such consent not to be unreasonably withheld or delayed.

         8. Shareholder Vote: Section 5.2 of the Stockholders Agreement and Sections 2.8, 5.1(c), 9.1, and 9.3(b) of the Stock Purchase Agreement to which LFREI and the Company are parties, dated as of July 14, 1997, are hereby amended to substitute the date of February 15, 1998, for the date of December 31, 1997, as the day on or prior to which a meeting at which the stockholders of the Company are asked to vote upon the transactions contemplated therein shall have duly occurred. Further, Section 9.3(b) of the Stock Purchase Agreement is amended to substitute the date of March 15, 1998, for the date of January 31, 1998, as the date by which the Second Closing (as defined therein) shall have occurred.

         LFREI hereby represents that, upon completion of the Kapson Investment, it shall have the authority to cause Kapson to enter into all of the foregoing arrangements. With respect to the foregoing arrangements, it is agreed that all negotiations, determinations, consents and elections by ARV shall be made by a majority of the Non-Investor Nominee (as defined in the Stockholder's Agreement) directors of ARV. It is specifically agreed that any such determination shall not be subject to the provisions of the Stockholder's Agreement or any other agreement between LFREI and ARV regarding the Executive Committee of the Company or the supermajority voting requirements of the Board of Directors or other similar rights.

         LFREI believes strongly that a strong alignment of interests between LFREI, Kapson, and ARV and the synergics that could be created by a strategic alliance between these two industry players, will significantly benefit all shareholders of ARV and Kapson, including LFREI as their largest shareholder.

                                           Very truly yours,

                                           LAZARD FRERES REAL ESTATE
                                           INVESTORS, L.L.C.


                                           By:    /s/ Robert P. Freeman
                                                  ----------------------------
                                           Name:  Robert P. Freeman
                                           Title: President



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                                    EXHIBIT A

                                 FORM OF CONSENT
                                 ---------------


         The undersigned, constituting 75% of the Board of Directors of ARV Assisted Living, Inc., hereby consent to the LFREI investment in Kapson, as described in the attached letter and subject to the terms and conditions set forth therein.



/s/                                          /s/
--------------------------------             --------------------------------
Gary Davidson                                David Collins



/s/                                          /s/
--------------------------------             --------------------------------
Bruce Andrews                                John Rydzewski



/s/                                          /s/
--------------------------------             --------------------------------
Maurice DeWald                               James Peters



/s/
--------------------------------
John Booty




September 30, 1997